UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2008

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, the Board of Directors of People’s United Financial, Inc. (the “Company”) approved the terms of an employment agreement between the Company and Philip R. Sherringham, the Company’s President and Chief Executive Officer. The terms of that agreement are summarized below.

The contract provides for Mr. Sherringham’s employment as President and Chief Executive Officer of the Company and its subsidiary, People’s United Bank, for a three-year period beginning February 6, 2008 (the date Mr. Sherringham was first named as President and Chief Executive Officer of the Company) and ending February 5, 2011.

Mr. Sherringham’s base salary under the agreement is fixed at $800,000 per year. This amount is subject to Board review on an annual basis, and may be increased at any time if the Board so determines. Mr. Sherringham will be eligible to receive an annual cash bonus with a target value of at least $720,000. The actual amount paid will depend on the Company’s performance for the applicable year. Mr. Sherringham will be eligible to receive long-term incentive cash and stock-based awards pursuant to plans and programs maintained by the Company. Specific awards of this type will be made in the discretion of the Board.

Mr. Sherringham is entitled to participate in all tax-qualified and nonqualified pension, profit sharing and savings plans and all other benefit plans maintained by the Company for the benefit of its senior executive officers generally. The Company will provide Mr. Sherringham with an automobile, and will reimburse him for all related operating expenses.

The contract requires the Company to indemnify Mr. Sherringham against any actual or threatened legal action, suit or proceeding arising by reason of his status as a director, officer, employee or agent of the Company or People’s United Bank during the term of the agreement, to the fullest extent permitted by law. Mr. Sherringham’s right to indemnification under the contract does not limit any indemnification rights he may also have under the certificate of incorporation and/or bylaws of the Company or of People’s United Bank.

The Company may terminate Mr. Sherringham’s employment at any time, with or without “cause” as defined in the agreement. Likewise, Mr. Sherringham may resign at any time, with or without “good reason” as defined in the agreement. Regardless of the reason for termination of his employment, Mr. Sherringham will be entitled to all rights and benefits under any retirement and non-retirement employee benefits plans and programs and under any long-term incentive awards in accordance with the terms and conditions of the plans or programs under which such benefits are provided. Mr. Sherringham may be entitled to receive certain additional payments and benefits from the Company following termination of his employment (depending on the circumstances of the termination), as follows:

(a)	If the Company terminates Mr. Sherringham’s employment for cause, or if he resigns without good reason, the Company will pay Mr. Sherringham any then-unpaid base salary, unpaid cash bonus, and expense reimbursements, plus the value of any accrued but unused vacation (determined by reference to his base salary).

(b)	If the Company terminates Mr. Sherringham’s employment without cause, or elects not to renew the agreement at or prior to the expiration of its scheduled term, or Mr. Sherringham resigns for good reason, the Company will make payments and provide benefits to Mr. Sherringham as follows:

•	Payments equal to those due if termination had been for cause;

•

Additional cash severance equal to three times the sum of (a) Mr. Sherringham’s annual base salary as in effect immediately prior to termination of employment, plus (b) the target amount of Mr. Sherringham’s annual cash bonus for the year in which the termination occurs; provided, however, that the additional cash severance amount will in no event exceed $4.5 million;

•	A pro-rated portion of Mr. Sherringham’s target annual cash bonus for the year in which the termination occurs;

•

Immediate vesting of all then-unvested equity and long-term incentive cash awards (unless prohibited by the terms of the plan under which the awards were made), except that the unvested portion of any awards previously granted to Mr. Sherringham which were specifically designated as “retention awards” will vest only to the extent they were scheduled to vest within three years following the date his employment is terminated;

•

An amount equal to the retirement benefits Mr. Sherringham would have earned if he had remained employed for two additional years following the date his employment is terminated, under the Company’s qualified and non-qualified retirement plans in which he participates;

•

Continued participation by Mr. Sherringham, his spouse and his dependents in the Company’s group health plans in which he participates, or substantially equivalent medical coverage if Mr. Sherringham can not continue participation in the Company’s plans; provided, however, that the aggregate cost to the Company for providing this benefit following expiration of Mr. Sherringham’s eligibility for coverage under COBRA will be capped at $50,000;

•

Office space in Fairfield County comparable in size and quality to the office provided for Mr. Sherringham during his employment, and the services of a full-time personal secretary, for the lesser of 18 months from termination of his employment or until he begins employment with another employer; and

•	Mr. Sherringham will receive ownership of automobile he is using on the date of termination of his employment.

(c)	If Mr. Sherringham’s employment terminates under any of the circumstances described in paragraph (b) within three years following a change in control of the Company, the Company will make payments and provide benefits to Mr. Sherringham as described in paragraph (b), except that Mr. Sherringham’s retirement benefits will be calculated as though he had remained employed for three additional years, and he will be entitled to continued participation in the Company’s group health plans (or substantially equivalent coverage) for three years rather than two years, with no cap on the cost of providing such benefits.

(d)	If Mr. Sherringham’s employment terminates due to his death or disability, the Company will make payments and provide benefits to Mr. Sherringham or to his estate as follows:

•	Payments equal to those due if termination had been for cause;

•	Additional cash severance equal to one times Mr. Sherringham’s annual base salary as in effect on the date the termination of employment occurs;

•	A pro-rated portion of Mr. Sherringham’s target annual cash bonus for the year in which the termination occurs; and

•

Immediate vesting of all then-unvested equity and long-term incentive cash awards (unless prohibited by the terms of the plan under which the awards were made), except that the unvested portion of any awards previously granted to Mr. Sherringham which were specifically designated as “retention awards” will vest only to the extent they were scheduled to vest within three years following the date his employment is terminated.

As a condition to receiving any payments or benefits pursuant to subsection (b) or (c) above in addition to those payable upon termination of employment for cause or resignation other than for good reason, Mr. Sherringham must first sign and deliver a release of claims to the Company.

If any payments or distributions made to Mr. Sherringham become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Sherringham will be entitled to receive an additional “gross-up” payment in an amount which, net of all applicable taxes, interest and penalties, will equal the amount of the excise tax payable by Mr. Sherringham with respect to the initial payment or distribution. However, if the excise tax could be avoided by reducing the initial payment or distribution by less than 10%, the initial payment or distribution shall be reduced to the maximum amount that would not result in the imposition of the excise tax, and no gross-up payment shall be due.

For two years following termination of his employment with the Company, Mr. Sherringham must refrain from soliciting anyone who is employed by the Company (or was so employed during the preceding six months) for employment with another employer. In addition, during the term of his employment by the Company and, if his employment terminates for cause or without good reason, for one year following termination of his employment, Mr. Sherringham must refrain from engaging in business activities that compete with the business of the Company and its affiliates, in any state in which the Company or any of its banking affiliates conducts business.

The foregoing summary is qualified in its entirety by reference to the text of the agreement, which appears as Exhibit 10.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c)	The following Exhibit is submitted herewith.

Exhibit No.	Description
10.1	Employment Agreement dated May 15, 2008 by and between People’s United Financial, Inc. and Philip R. Sherringham

[signature appears on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: May 20, 2008	By:	/s/ Robert E. Trautmann
(Signature)
	Name:	Robert E. Trautmann
	Title:	Acting General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Employment Agreement dated May 15, 2008 by and between People’s United Financial, Inc. and Philip R. Sherringham	10.1-1